UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/04/2006

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On December 4, 2006, the United States District Court for the Southern District of Indiana dismissed the complaint of Molina Healthcare of Indiana, Case No. 1:06-cv-01483-JDT-WTL. The complaint had been filed by Molina Healthcare of Indiana in connection with the State of Indiana's decision not to select Molina Healthcare of Indiana for contract negotiations to provide health care services in 2007 under the Hoosier Healthwise Medicaid program. As a result of the dismissal order, the contract of Molina Healthcare of Indiana with the State of Indiana will expire on December 31, 2006, and will not be extended. Molina Healthcare, Inc. does not believe that the expiration of its Indiana health plan's Medicaid contract will have a material impact on its cash flows or results of operations.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: December 08, 2006	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer and General Counsel